Exhibit 10.4

AMENDED BOXABL INC.

2021 STOCK INCENTIVE PLAN

EFFECTIVE DATE: October 4, 2021

APPROVED BY STOCKHOLDERS: October 4, 2021

EXPIRATION DATE: October 4, 2031

ARTICLE 1

PURPOSE; EFFECTIVE DATE; EXPIRATION DATE

1.1 PURPOSE. The purpose of the Boxabl Inc. 2021 Stock Incentive Plan (as amended hereby and as further amended from time to time, the “Plan”) is to promote the interests and long-term success of Boxabl Inc., a Nevada corporation (the “Company”), and its stockholders by providing an incentive to attract, retain and reward certain employees, non-employee directors of, and Consultants to, the Company or an Affiliate, and to motivate such persons to contribute to the continued growth and success of the Company. To further these objectives, this Plan provides for the award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Stock Grants.

1.2 EFFECTIVE DATE. The Plan is effective on the date set forth above as such, which is the date it was first approved by the Company’s stockholders (the “Effective Date”). The terms of the Plan were further amended on August [●], 2024 (the “Amendment Date”) to correct a scrivener’s error, to clarify some terms, and to change other terms of the Plan. Solely to the extent that any amended term of the Plan would have required the consent of a Participant holding an outstanding Award as of the Amendment Date pursuant to Section 12.2 below, such term, as in effect immediately prior to the Amendment Date, shall apply to such Award.

1.3 EXPIRATION DATE. Unless sooner terminated by the Company’s Board of Directors (the “Board”), the Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth anniversary of the Effective Date (the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the Award Agreement.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

2.1 DEFINITIONS. The following words and phrases shall have the following meanings:

(a) “Affiliate” means: (i) a corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as is the Company; or (ii) any other trade or business (whether or not incorporated) controlling, controlled by, or under common control with the Company (within the meaning of Section 414(c) of the Code).

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Stock Grant Award granted to a Participant pursuant to the Plan.

(c) “Award Agreement” means any written agreement, contract, or other instrument or document including an electronic agreement or document evidencing an Award, regardless of whether the Participant’s signature or acknowledgement is required.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means, with respect to a Participant and as determined by the Board, any one or more of the following events, unless such term or a similar term is defined otherwise in the Participant’s Award Agreement, an employment agreement and/or similar written agreement entered into between the Participant and the Company (in which case, the definition of “Cause” or similar term set forth in one or more of such other agreements shall control, as determined by the Board): (i) any act or omission constituting a breach by the Participant of any provision of this Plan or any other written agreement that the Participant has entered into with the Company (including, without limitation, any confidentiality, non-competition or non-solicitation agreement); (ii) any act or other misconduct that is injurious to the goodwill and/or reputation of the Company in the community or any act that results in or could result in significant reputational harm to the Company; (iii) any act of misappropriation, fraud (including, without limitation, with respect to the Company’s accounting and financial statements), embezzlement, or conversion by the Participant of the Company’s or any Affiliate’s or any customer’s property; (iv) the Participant’s conviction of, or plea of guilty or no contest to, any felony or other crime (excluding minor traffic offenses); (v) the Participant’s negligence or refusal or failure to perform the duties assigned to the Participant by the Company or the Participant’s failure to devote his or her full working time and efforts to the business and affairs of the Company (e.g., no moonlighting unless approved in writing by the Board); (vi) the Participant’s violation of a policy of the Company applicable to the Participant; (vii) the Participant is charged with or pleads no contest to any felony involving dishonesty, fraud, moral turpitude, embezzlement or theft, or any crime involving the business of the Company; (viii) the Participant’s misuse or abuse of controlled substances and/or prescription drugs during working hours or at any work-related event or after working hours if it negatively impacts Participant’s ability to effectively perform the Participant’s role with the Company; or (ix) the Participant has made oral or written statements disparaging the reputation of the Company, any Affiliate, any customer of the Company or any Affiliate, or any products or services of the Company, any Affiliate, or any customer of the Company or any Affiliate. Nothing in this Plan or any Award Agreement shall be construed to limit, impede, or impair the right or obligation of a Participant to report any illegal, improper, or other inappropriate conduct to any government agency regarding matters that are within the jurisdiction of such agency.

(f) “Change of Control” means any one or more of the following events: (i) the date that any one person, or more than one person acting as a group (as determined in accordance with Treasury Regulation Section 1.409A-3(i)(5)), acquires ownership of stock of the Company that, together with stock held by such person or group constitutes more than 51% of the total fair market value or total voting power of the stock of the Company; or (ii) the date that any one person, or more than one person acting as a group (as determined in accordance with Treasury Regulation Section 1.409A-3(i)(5)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 51% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. The acquisition of stock of the Company or voting power of the stock of the Company by a Permitted Transferee, or the transfer of assets to a Permitted Transferee, will be disregarded for purposes of determining whether a “Change of Control” has occurred. In addition, a transfer to an entity shall be disregarded for purposes of this Plan and will not be treated as a “Change of Control,” if immediately after such transfer, Permitted Transferees own a majority of outstanding equity interests of the entity to which the assets are transferred. The transfer of equity interests or assets of the Company in connection with a bankruptcy filing by or against the Company under Title 11 of the United States Code will not be considered to be a “Change of Control” for purposes of this Plan. Notwithstanding the foregoing, a Change of Control shall not occur for purposes of this Plan in the case of Awards that are subject to the requirements of Section 409A unless such Change of Control also constitutes a “change in control event” as defined in Section 409A.

(g) “Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(h) “Company” means Boxabl Inc., a Nevada corporation.

(i) “Consultant” means a consultant or adviser who provides services to the Company or an Affiliate as an independent contractor and not as an employee; provided, however, that a Consultant may become a Participant in this Plan only if the Consultant: (i) is a natural person; (ii) provides bona fide services to the Company; and (iii) provides services that are not in connection with the offer or sale of the Company’s securities in a capital-raising transaction and do not promote or maintain a market for the Company’s securities. For the avoidance of doubt, non-employee directors of the Board are not considered to be Consultants for purposes of the Plan.

(j) “Disability” shall have the meaning ascribed to it in Section 22(e)(3) of the Code, unless a different definition is provided in the Award Agreement; provided however, to the extent any Award is subject to the requirements of Section 409A, the circumstances must also constitute a “disability” within the meaning of Treasury Regulation Section 1.409A-3(i)(4) to the extent required to not violate the requirements of Section 409A applicable to the Award.

(k) “ERISA” means Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(m) “Fair Market Value” means the closing price of the shares of Stock on a national securities exchange on which it is principally traded on the day on which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which shares of Stock were traded, as reported by the National Quotation Bureau, Inc. or other national quotation service. If the shares are not traded on a national securities exchange but are traded in the over-the-counter market, fair market value of Stock means the closing “asked” price of the shares in the over-the-counter market on the day on which such value is to be determined or, if such “asked” price is not available, the last sales price on such day or, if no shares of Stock were traded on such day, on the next preceding day on which shares of Stock were traded, as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ) or other national quotation service. If the Stock is traded neither on a national securities exchange nor in the over-the-counter market, the fair market value of Stock shall be determined based upon such factors as the Board shall reasonably deem appropriate, including without limitation prices or values at which the Stock has most recently been issued to third parties or redeemed or purchased from stockholders and, if applicable, the requirements of Section 409A.

(n) “Grant Date” means the date the Board approves the Award or a date in the future on which the Board determines an Award will become effective.

(o) “Incentive Stock Option” means an Option that is designated as an Incentive Stock Option in the applicable Award Agreement and satisfies the requirements of Section 422 of the Code and the regulations thereunder.

(p) “Insider” means directors and officers of the Company as well as any shareholder owning more than ten percent (10%) of the Company’s outstanding shares, as well as any other person or entity that is considered to be an insider pursuant to Section 16 of the Exchange Act.

(q) “Non-Qualified Stock Option” means an Option that is not an “Incentive Stock Option” as defined in Section 422 of the Code and the regulations thereunder.

(r) “Option” means a right granted to a Participant pursuant to Article 6 to purchase Stock at a specified price during specified time periods.

(s) “Participant” means a person who, as an employee, officer, or non-employee director of, or Consultant to, the Company or any Affiliate, has been granted an Award pursuant to the Plan.

(t) “Permitted Transferee” means: (i) the Company; (ii) any stockholder of the Company; (iii) any Affiliate of the Company; (iv) any employee benefit plan established or maintained for the benefit of some or all of the employees of the Company or any Affiliate; or (v) any trust, partnership, corporation, limited liability company, limited partnership, or other entity established or created by any stockholder of the Company, but only if, and so long as such stockholder or members of his or her immediate family is or are the owners or holders of a majority of all the classes or forms of voting ownership or beneficiary interests in such an entity.

(u) “Plan” means this Boxabl Inc. 2021 Stock Incentive Plan, as amended hereby and as it may be further amended from time to time.

(v) “Restricted Stock” means Stock granted to a Participant pursuant to Article 8 that is subject to certain restrictions and a risk of forfeiture.

(w) “Restricted Stock Unit” means a right granted to a Participant pursuant to Article 8 to receive cash or Stock in the future, the payment of which is subject to certain restrictions and a risk of forfeiture.

(x) “Section 409A” means, collectively, the statutory provisions of Section 409A of the Code and any Treasury Regulations and other interpretive guidance issued thereunder.

(y) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(z) “Separation from Service” is a term that only applies in the context of an Award that the Company concludes is subject to Section 409A. In that limited context, the term “Separation from Service” shall have the meaning ascribed to it in Treasury Regulation Section 1.409A-1(h) (applying the default rules of Treasury Regulation Section 1.409A-1(h)).

(aa) “Stock” means the common stock of the Company.

(bb) “Stock Appreciation Right” or “SAR” means a right to receive a payment equal to the excess of the Fair Market Value of one share of Stock on the date of settlement of the SAR over the base value of the SAR as determined pursuant to Article 7 and the applicable Award Agreement.

(cc) “Stock Grant Award” means Stock granted to a Participant pursuant to Article 9.

ARTICLE 3

ADMINISTRATION

3.1 BOARD. The Plan shall be administered by the Board or a committee made up of members of the Board appointed by the Board, solely to the extent such committee is delegated some or all of the authority of the Board to administer the Plan (if the Board appoints a committee, references in this Plan to Board shall be deemed to refer to the committee appointed by the Board). The Board, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, to exercise the authority provided under Section 3.3 below, and to make all other determinations necessary for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan.

3.2 ACTION BY THE board. A majority of the Board shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved by unanimous written consent of the Board in lieu of a meeting, shall be deemed the acts of the Board. Each member of the Board is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

3.3 AUTHORITY OF board. Except as otherwise provided in the Plan or an Award Agreement, the Board shall have the authority, in its sole discretion, to: (a) designate the Participants who are entitled to receive Awards under the Plan; (b) determine the type(s) of Awards to be granted to each Participant; (c) determine the times when Awards shall be granted; (d) determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate; (e) determine the purchase price, exercise price, or base value, if any, for an Award; (f) determine the period(s) during which Awards shall be exercisable (whether in whole or in part); (g) determine the restrictions applicable to Awards; (h) prescribe the form of each Award Agreement, which need not be the same for each Participant or as between Awards granted to the same Participant; (i) determine whether, and to what extent, and pursuant to what circumstances, an Award may be settled in, or the exercise price may be paid in, cash, Stock, other Awards, or other property, and to what extent an Award may be cancelled, forfeited or surrendered; (j) determine all other terms and provisions of any Award which need not be the same for each Participant or as between Awards granted to the same Participant; (k) determine the schedule for lapse of forfeiture restrictions or restrictions on exercisability of an Award and accelerations or waivers thereof, based in each case on such considerations as the Board in its sole discretion determines; (l) establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; (m) interpret the terms of, and any matter arising, pursuant to the Plan and to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement; (n) relating to Participants residing outside of the United States, modify the terms of their Award to comply with the applicable rules and regulations in the jurisdiction of the Participants’ residence, and (o) make all other decisions and determinations that may be required pursuant to the Plan or as the Board deems necessary or advisable to administer the Plan. The foregoing list of powers is not intended to be complete or exclusive and, to the extent not contrary to the express provisions of the Plan, the Board shall have such powers, whether or not expressly set forth in this Plan, that it may determine necessary or appropriate to administer the Plan.

3.4 DECISIONS BINDING. The Board’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions, determinations, or other actions taken by the Board in good faith with respect to the Plan are final, binding, and conclusive on all parties. No employee or member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan. To the extent permitted by law, the Company shall indemnify each member of the Board and/or Board, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed proceeding, whether civil, criminal, administrative, or investigative, by reason of such person’s conduct in the performance of duties under the Plan.

ARTICLE 4

ELIGIBILITY AND PARTICIPATION

4.1 ELIGIBILITY. Persons eligible to participate in this Plan include employees, non-employee directors of, and Consultants to, the Company or an Affiliate, as determined by the Board. To the extent permitted by applicable law, Awards may also be granted to prospective employees and non-employee members of the Board but no portion of any such Award shall vest, become exercisable, be issued or become effective prior to the date on which such individual begins providing services to the Company or any Affiliate.

4.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Board may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No employee, non-employee director, or Consultant shall have a right to be selected as a Participant, or having been so selected, to be selected again as a Participant.

4.3 SECTION 16. Awards under the Plan made to Insiders shall be made by the full Board unless at such time of an Award there shall be two or more non-employee Directors (as defined in Section 16 of the Exchange Act). Additionally, Awards to Insiders which are subject to Section 16 reporting under the Exchange Act are intended to comply with and avail the Insiders of the exemptions provided by Section 16(b) of the Exchange Act and the rules promulgated thereunder, as further described in Section 13.9, herein.

4.4 INSIDER TRADING POLICY. Each Participant shall comply and be subject to the restrictions set forth in the insider trading policy, if any, adopted by the Company, as may be amended from time to time; provided that the Company supplies each Participant with a copy of said policy.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1 NUMBER OF SHARES. Subject to the adjustments described in Article 11, the total number of shares of Stock reserved and available for grant pursuant to the Plan shall be, and shall not exceed, 550,000,000. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.2 SHARE COUNTING. To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award will again become available for the grant of an Award pursuant to the Plan. Additionally, any shares of Stock tendered or withheld to satisfy the exercise price or tax withholding obligation pursuant to any Award shall again be available for the grant of an Award pursuant to the Plan. To the extent an Award is settled in cash, rather than in Stock, no shares of Stock shall be counted against the shares of Stock available for grant pursuant to this Plan. To the extent permitted by applicable law, shares of Stock issued outside of the Plan in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Affiliate shall not be counted against the shares of Stock available for grant pursuant to this Plan. Notwithstanding the foregoing and to the extent allowable under Section 422 of the Code, any shares of Stock that become available for issuance under the Plan pursuant to this Section 5.2 may be issued pursuant to Incentive Stock Options.

5.3 SHARE RESERVE LIMITATION. Only to the extent required by Section 260.140.45 of Title 10 of the California Code of Regulations, the total number of shares of Stock issuable upon exercise of all outstanding Options and the total number of shares of Stock provided for under any stock bonus or similar plan of the Company shall not exceed the applicable percentage as calculated in accordance with the conditions and exclusions of Section 260.140.45 of Title 10 of the California Code of Regulations, based on the shares of Stock of the Company that are outstanding at the time the calculation is made.

ARTICLE 6

STOCK OPTIONS

6.1 GENERAL. Options may be granted to Participants at any time and from time to time as shall be determined by the Board.

(a) Exercise Price. The exercise price per share of Stock granted pursuant to an Option shall be no less than 100.00% of the Fair Market Value of one share of Stock as of the Grant Date; provided, however, an Option may be granted with an exercise price per share of Stock lower than 100.00% of the Fair Market Value of one share of Stock on the Grant Date if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code (regardless of whether such options are Incentive Options) and provided that such grant does not result in the Option being subject to the requirements of Section 409A.

(b) Time and Conditions of Exercise. The Board shall determine the time or times at which an Option may be exercised in whole or in part provided that the term of any Option granted under the Plan shall not exceed ten (10) years from the Grant Date, subject to Section 6.2(d) below. The Board shall also determine the performance, vesting, or other conditions, if any, that must be satisfied before all or part of an Option may be exercised; provided, however, all vesting shall cease once the Participant’s employment or service terminates and, if the Participant’s employment or service is terminated by the Company for Cause, all unexercised Options shall immediately lapse even if the Options previously vested.

(c) Payment. The exercise price for any Option shall be paid in cash or certified check. In the Award Agreement, the Board also may prescribe other methods by which the exercise price of an Option may be paid and the form of payment including, without limitation, any net-issuance arrangement, cashless exercise method, or other property acceptable to the Board, and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.

6.2 INCENTIVE STOCK OPTIONS. Incentive Stock Options shall be granted only to Participants who are employees and the terms of any Incentive Stock Options granted pursuant to the Plan must comply with the following additional provisions of this Section 6.2:

(a) Exercise Price. Subject to Section 6.2(d), the exercise price per share of Stock granted pursuant to an Incentive Stock Option shall be no less than the Fair Market Value of one share of Stock as of the Grant Date, subject to Section 6.2(d) below.

(b) Lapse of Option. An Incentive Stock Option shall lapse in the following circumstances:

(i) The Incentive Stock Option shall lapse ten (10) years from the Grant Date, unless an earlier time is set in the Award Agreement, subject to Section 6.2(d) below.

(ii) The Incentive Stock Option shall lapse three (3) months following the effective date of the Participant’s termination of employment, unless otherwise provided in the Award Agreement or Section 6.2(b) or Section 6.2(b)(iii) of this Plan.

(iii) If the Participant has a termination of employment on account of Disability or death before the Option lapses pursuant to paragraph (i) or (ii) above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of: (A) the scheduled expiration date of the Option; or (B) twelve (12) months after the date of the Participant’s termination of employment on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(c) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision, determined based on the order in which such Incentive Stock Options were granted to the Participant). To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(d) Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the Grant Date, owns stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a per-share exercise price that is not less than 110% of Fair Market Value of one share of Stock on the Grant Date and the Option is exercisable for no more than five (5) years from the Grant Date.

(e) Right to Exercise. Except as provided in Section 6.2(b)(iii), during a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(f) Aggregate Limit. The maximum aggregate number of shares of Stock available for grant under the Plan as Incentive Stock Options is the same numeric limit set forth in Section 5.1.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1 GENERAL. SARs may be granted to Participants at any time and from time to time as shall be determined by the Board.

7.2 BASE VALUE. Unless otherwise determined by the Board in the Award Agreement, the base value per share of Stock granted pursuant to a SAR shall be equal to the Fair Market Value of one share of Stock as of the Grant Date.

7.3 RESTRICTIONS. SARs granted under the Plan shall be settled at such times and be subject to such restrictions and conditions as the Board shall in each instance approve, which need not be the same for all Participants or as between SARs granted to the same Participant; provided, however, that no SAR shall be settled later than ten (10) years from the Grant Date.

7.4 SETTLEMENT. Upon settlement of the SAR, the Participant shall be entitled to receive payment of an amount determined by multiplying: (a) the difference, if any, between the Fair Market Value of one share of Stock on the date of settlement and the base value of one share of Stock on the Grant Date; and (b) the number of shares of Stock with respect to which the SAR is settled. Payment for SARs shall be in cash, shares of Stock of equivalent value, or in a combination thereof, as determined by the Board.

ARTICLE 8

RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

8.1 GENERAL – Restricted Stock Awards. Restricted Stock Awards may be granted to Participants at any time and from time to time as determined by the Board.

(a) Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Board may impose (including, without limitation, continued employment, performance conditions, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as determined by the Board.

(b) Forfeiture. Except as otherwise determined by the Board in the Award Agreement, an employment agreement or similar agreement or otherwise, upon a termination of employment (or termination of service in the case of a non-employee director or Consultant) during the applicable restriction period, all vesting shall cease and Restricted Stock that is at that time still subject to restrictions shall be forfeited.

(c) Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Board shall determine. Unless otherwise determined by the Board, any certificates representing shares of Restricted Stock shall be held by the Company for the benefit of the Participant. The Company shall hold such certificates in trust for the benefit of the Participant and in no event shall the holding of such certificates be deemed to vest in the Company any ownership interest in the Restricted Stock represented by such certificates. Unless otherwise requested by the Participant or determined by the Board, when the Restricted Stock becomes vested, the Company will continue to hold the stock certificates representing the Participant’s Restricted Stock for the benefit of the Participant.

8.2 GENERAL – RESTRICTED STOCK UNIT AWARDS. Restricted Stock Units may be granted to Participants at any time and from time to time as determined by the Board.

(a) Restrictions. Restricted Stock Unit Awards grant the Participant the right to receive a specified number of shares of Stock, or a cash payment equal to the Fair Market Value (determined as of a specified date) of a specified number of shares of Stock, or a combination thereof, subject to such conditions and/or restrictions as the Board may impose.

(b) Forfeiture. Except as otherwise determined by the Board in the Award Agreement, an employment agreement or similar agreement or otherwise, upon a termination of employment (or termination of service in the case of a non-employee director or Consultant) during the applicable restriction period, all vesting shall cease and Restricted Stock Units that are at that time still subject to restrictions shall be forfeited.

(c) Payment. Payment for vested Restricted Stock Units shall be made in the manner and at the time designated by the Board in the Award Agreement.

ARTICLE 9

STOCK GRANT AWARDS

9.1 STOck grant awards. Stock Grant Awards may be granted to Participants at any time and from time to time as determined by the Board. A Stock Grant Award grants the Participant the right to receive (or purchase at such price as determined by the Board) a designated number of shares of Stock free of any vesting restrictions. The purchase price, if any, for a Stock Grant Award shall be payable in cash or other form of consideration acceptable to the Board. A Stock Grant Award may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Participant.

ARTICLE 10

PROVISIONS APPLICABLE TO AWARDS

10.1 AWARD AGREEMENTS; CLAWBACK. All Awards shall be evidenced by an Award Agreement. The Award Agreement shall include such terms and provisions as the Board determines to be appropriate. The terms of the Award Agreement may vary depending on the type of Award, the Participant or classification of the Participant to whom the Award is made and such other factors as the Board determines to be appropriate. In an Award Agreement, the Board may include a reference to a clawback policy, as may be implemented by the Company, or provisions calling for the recapture or clawback of all or any portion of an Award to the extent necessary to comply with Company policy or applicable law, including, but not limited to, the final rules issued by the Securities and Exchange Commission or the rules and regulations of any national securities exchange or automated quotation system on which the Stock may be listed. The Board also may include other clawback provisions in the Award Agreement as it determines to be appropriate. By accepting an Award, each Participant agrees to be bound by, and comply with, the terms of any such recapture or clawback provisions or clawback policy and with any Company request or demand for recapture or clawback.

10.2 EXCHANGE PROVISIONS. Subject to Article 12, the Board may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award, based on the terms and conditions the Board determines and communicates to the Participant at the time the offer is made. Any actions taken by the Board pursuant to this Section 10.2 shall be taken in compliance with Section 409A.

10.3 LIMITS ON TRANSFER. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company. Except as otherwise provided by the Board, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. The Board shall have the authority to adopt a policy that is applicable to existing Awards, new Awards, or both, which permits a Participant to transfer Awards during his or her lifetime to any family member (as defined in General Instruction A.1(a)(5) of Form S-8), provided that no value or consideration is received by the Participant with respect to such transfer. For the avoidance of doubt, the transfer of any Awards requires the approval and written authorization of the Board. In the event an Award is transferred as permitted by such policy, such transferred Award may not be subsequently transferred by the transferee (other than another transfer meeting the conditions set forth in the policy) except by will or the laws of descent and distribution. A transferred Award shall continue to be governed by and subject to the terms and limitations of the Plan and relevant Award Agreement, and the transferee shall be entitled to the same rights as the Participant, as if the transfer had not taken place.

10.4 BENEFICIARIES. A Participant may, in the manner determined by the Board pursuant to written authorization, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Board. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Board.

10.5 STOCK CERTIFICATES. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise or settlement of any Award, unless and until the Company has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Board deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Board may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations or execute such documents as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or other requirements.

10.6 CHANGE OF CONTROL. Unless otherwise provided in the Award Agreement or other written agreement between a Participant and the Company, the following provisions apply upon, or in anticipation of, a transaction that results in a Change of Control.

(a) Board Discretion. If a Change of Control occurs, the Board shall have the authority and discretion, but shall not have the obligation, to provide, in the Award Agreement or thereafter, that all or part of outstanding Options, SARs, and other Awards shall become fully exercisable and all or part of the restrictions on outstanding Awards shall lapse. In addition, upon, or in anticipation of, a Change of Control, the Board may: (i) cause all outstanding Awards to be cancelled and terminated as of a specified date and give each Participant the right to exercise such Awards during a period of time as the Board, in its sole discretion, shall determine; or (ii) subject to the execution of the release or an Award cancellation agreement, cause all outstanding Awards to be cancelled and terminated as of a specified date in exchange for a payment or right to payment pursuant to the terms and conditions set forth in the Change of Control transaction documents. With respect to an Award which the Company concludes is subject to (and not exempt from) the requirements of Section 409A, any actions taken by the Board pursuant to this Section 10.6 shall be done in compliance with Section 409A, to the maximum extent possible. The Board need not take the same action with respect to all Awards, with respect to all Participants, or with respect to all Awards held by the same Participant.

(b) Participant Consent Not Required. Nothing in this Section 10.6 or any other provision of this Plan or any Award Agreement, including, but not limited to, Article 12, is intended to provide any Participant with any right to consent to or object to any transaction that might result in a Change of Control and each provision of this Plan and all Award Agreements shall be interpreted in a manner consistent with this intent. Similarly, nothing in this Section 10.6, any other provision of this Plan or any Award Agreement is intended to provide any Participant with any right to consent to or object to any action taken by the Board pursuant to this Section 10.6.

10.7 REPURCHASE RIGHT. Unless otherwise provided in the Award Agreement, in the event of a Participant’s termination of employment (or termination of service in the case of a non-employee director or Consultant) for any reason, the Company shall have the right, but not the obligation, to repurchase all or any part of the shares of Stock issued in connection with, upon the exercise of, or otherwise underlying, any Award (including, without limitation, shares of Stock issued after termination of employment or termination of service). In the event the Company does not, upon the termination of employment or termination of service of the Participant, exercise its right pursuant to this Section 10.7, any restrictions set forth in the balance of the Award Agreement or the voting agreement, stockholders’ agreement, investors’ rights agreement, right of first refusal and co-sale agreement, or similar agreement of the Company shall remain in effect. The following provisions shall apply to a repurchase under this Section 10.7:

(a) Repurchase Upon Termination for Reasons Other than Cause. If the Participant’s employment or service is terminated for reasons other than Cause, the Company will have the right, but not the obligation, to repurchase: (i) any vested shares of Stock issued in connection with, upon the exercise of, or otherwise underlying, any Award at a repurchase price equal to the fair market value of such shares as of the date of the Participant’s termination of service (which fair market value shall be determined by the Board in good faith in its sole discretion); and (ii) any unvested shares shall be forfeited for no consideration or if the Participant had an original cost for such shares, at a repurchase price equal to the Participant’s original cost for such shares.

(b) Repurchase Upon Termination for Cause (Regardless of When such Termination Occurs). If the Participant’s employment or service is terminated by the Company for Cause, the Company will have the right, but not the obligation, to repurchase any vested shares of Stock issued in connection with, upon the exercise of, or otherwise underlying, any Award at a repurchase price equal to the lesser of: (i) the fair market value of such shares as of the date of the Participant’s termination of employment or service (which fair market value shall be determined by the Board in good faith in its sole discretion); or (ii) the Participant’s original cost, if any, for such shares. Unvested shares of Stock shall be forfeited for no consideration.

(c) Closing Procedure; Payment of Repurchase Price. The Company may initiate the repurchase described in this Section 10.7 by delivering or mailing to the Participant written notice within six (6) months after the event giving rise to the repurchase right (the “Repurchase Notice”). The Repurchase Notice will set forth the number of shares of Stock subject to the repurchase and a closing date during the six (6) month period on which the repurchase shall be effected. The Company will pay the repurchase price by cash, check, wire transfer of funds, or, at the Company’s option, in the form of a three (3) year nonnegotiable promissory note bearing interest at the applicable federal rate compounded annually on each anniversary of the note. The note will be payable in quarterly installments of principal and interest accrued to date at the end of each quarter, with payments determined necessary to fully amortize the note with equal payments of principal and interest over the three- (3-) year term of the note. There will be no prepayment penalty on the note. In addition, the Company may pay the repurchase price by offsetting and cancelling any indebtedness then owed by the Participant to the Company. The Company will be entitled to receive customary representations and warranties from the Participant regarding the repurchase.

(d) Transfer Restrictions. Except for the repurchase described in this Section 10.7, the Participant shall not sell, transfer, pledge, exchange, hypothecate, grant any security interest in, or otherwise dispose of, any shares of Stock issued in connection with, upon the exercise of, or otherwise underlying, any Award or enter into any agreement or make any commitment to do so. Any such attempted sale, transfer, pledge, exchange, hypothecation or disposition of any such shares or any of the Participant’s rights under this Plan shall be null and void, and the Company shall not recognize or give effect to such transaction on its books and records (including the books and records of the Company’s transfer agent) or recognize the person or persons to whom such sale, transfer, pledge, exchange, hypothecation or disposition has been made as the legal or beneficial owner of such shares, and the Participant shall be liable for, and shall indemnify and hold harmless the Company and its directors, officers and employees for, from and against, all losses, costs, liabilities and damages that the Company or any such director, officer or employee shall incur as a result of or in connection with such actual or attempted sale, assignment, transfer or disposition.

ARTICLE 11

CHANGES IN CAPITAL STRUCTURE

11.1 ADJUSTMENTS. In the event of any change in the number of shares of Stock outstanding by reason of any stock dividend or split, reverse split, recapitalization, reclassification, merger, consolidation, combination or exchange of shares or similar corporate change, the Board shall: (a) make a proportionate adjustment in the maximum aggregate number of shares of Stock made available for grant pursuant to Section 5.1 and any other similar numeric limitation expressed in the Plan; (b) make a proportionate adjustment the number and class of and/or exercise price or base value of shares of Stock or other rights subject to then outstanding Awards; (c) adjust the performance goals or other restrictions related to any outstanding Awards; or (d) adjust any other terms of an Award that are affected by the event as the Board may consider appropriate and equitable to prevent dilution or enlargement of rights. Notwithstanding anything in the Plan to the contrary, in the event of any such transaction or occurrence, the Board, in its sole discretion, may provide in substitution for any or all outstanding Awards such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. Any adjustments made pursuant to this Section 11.1 shall be made in a manner consistent with the requirements of Section 409A.

11.2 NO OTHER RIGHTS. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the exercise price or base value of any Award.

11.3 NO EFFECT ON COMPANY’S RIGHTS. The grant of Awards or the issuance of Stock under this Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE 12

AMENDMENT, MODIFICATION, AND TERMINATION

12.1 TERMINATION, AMENDMENT, AND MODIFICATION. The Board may at any time, and from time to time, terminate, amend or modify the Plan; provided, however, that any such action of the Board shall be subject to approval of the stockholders to the extent required by law, regulation or any stock exchange rule for any exchange on which shares of Stock are listed.

12.2 AWARDS PREVIOUSLY GRANTED. No amendment, modification, or termination of the Plan or any Award Agreement under the Plan shall in any manner adversely affect any Award previously granted under the Plan without the consent of the holder thereof. The consent of the holder of an Award is not needed if the change: (a) is required by law or regulation; (b) does not adversely affect in any material way the rights of the holder; or (c) is required to ensure that the Award complies with or is exempt from the requirements of Section 409A.

ARTICLE 13

GENERAL PROVISIONS

13.1 NO RIGHTS TO AWARDS. No Participant, employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Board is obligated to treat Participants, employees and other persons uniformly.

13.2 NO STOCKHOLDERS RIGHTS. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

13.3 WITHHOLDING. The Company or any Affiliate shall have the power and right to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local withholding tax requirements (including the Participant’s FICA tax obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. To the extent permissible under applicable law, the Company may, in its sole discretion, allow the Participant to satisfy his or her tax withholding requirement by: (a) directing the Company to withhold shares of Stock to which the Participant is entitled pursuant to the Award in an amount necessary to satisfy the Company’s applicable federal, state, local or foreign income and employment tax withholding obligations with respect to such Participant; (b) tendering previously-owned shares of Stock held by the Participant to satisfy the Company’s applicable federal, state, local, or foreign income and employment tax withholding obligations with respect to the Participant (which holding period may be waived by the Board after considering applicable accounting standards); (c) a broker-assisted “cashless” transaction; or (d) certified check or other cash equivalent acceptable to the Company. By accepting an Award, the Participant hereby acknowledges that neither the Company nor any of its representatives has provided to the Participant any tax-related advice with respect to the matters covered by the Plan and each Participant understands and acknowledges that the Participant is solely responsible for obtaining his or her own tax advice with respect to any taxable event arising as a result of this Plan or any Award.

13.4 NO RIGHT TO EMPLOYMENT OR SERVICES. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Affiliate.

13.5 UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.

13.6 EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

13.7 TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

13.8 FRACTIONAL SHARES. No fractional shares of Stock shall be issued, and the Board shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as determined by the Board.

13.9 SECURITIES LAW COMPLIANCE. With respect to any person who is, on the relevant date, obligated to file reports pursuant to Section 16 of the Exchange Act, transactions pursuant to this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors pursuant to the Exchange Act. To the extent any provision of the Plan or action by the Board fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Board.

13.10 GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

13.11 GOVERNING LAW. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Nevada without regard to conflict of law principles that would require the application of any other law.

13.12 STOCKHOLDERS AGREEMENT; RESTRICTIVE COVENANTS. By accepting an Award, each Participant agrees to be bound by, and comply with, and become a party to the Award Agreement, including any restrictive covenant or other agreement attached as an exhibit to an Award Agreement, as well as any voting agreement, stockholders’ or shareholder’s agreement, investors’ rights agreement, right of first refusal and co-sale agreement, or similar agreement adopted by the Company in the future. The Participant further acknowledges and agrees that nothing in this Plan shall release the Participant from his or her obligations, or otherwise affect the Participant’s obligation, to comply with any restrictive covenants set forth in any agreement previously entered into with the Company.

13.13 SECTION 409A. The Awards granted under the Plan are intended, as applicable and to the maximum extent permissible, to satisfy the requirements of an applicable exception to the requirements of Section 409A or, in the alternative, to comply with the applicable requirements of Section 409A, and, notwithstanding anything herein to the contrary, the Plan and the Award Agreement granted hereunder shall be construed and administered in accordance with such intent. In no event does the Company guarantee any particular tax consequences, outcome or tax liability to any Participant. No provision of the Plan or any Award Agreement shall be interpreted or construed to transfer any tax, interest, income inclusion, penalty, or other liability arising from or relating to any liability or obligation imposed on any Participant under the Code or any damages relating to or arising therefrom, including without limitation any tax, interest, income inclusion, penalty, other liability, or damages of a Participant arising from or relating to any failure to comply with any applicable requirements of Section 409A, from a Participant or any other individual to the Company or its subsidiaries, Affiliates or successors. In the event the Board determines that any Award may violate applicable requirements of Section 409A, the Company (without any obligation to do so or obligation to indemnify any Participant for any failure to do so) may adopt, without the consent of the Participant, such amendments to the Award Agreement or take any other actions that the Company, in its sole discretion, determines are necessary or appropriate for such Award to either satisfy the requirements of an applicable exception to Section 409A or comply with the applicable requirements of Section 409A. Under no circumstances may the time or schedule of any payment for any Award that is subject to the requirements of Section 409A be accelerated or subject to further deferral except as otherwise permitted or required pursuant to Section 409A. If the Company fails to make any payment pursuant to the payment provisions applicable to an Award that is subject to Section 409A of the Code, either intentionally or unintentionally, within the time period specified in such provisions, but the payment is made within the same calendar year, such payment will be treated as made within the time period specified in the provisions. In addition, in the event of a dispute with respect to any payment, such payment may be delayed to the extent permitted under Section 409A. Any installment payment payable under an Award Agreement shall be deemed to be a separate payment for purposes of Section 409A. Whenever a payment under an Award Agreement specifies a payment period, the actual date of payment within such specified period shall be within the sole discretion of the Company, and no Participant shall have any right (directly or indirectly) to determine the year in which a payment is made. With respect to any Award that is subject to the requirements of Section 409A, (i) in the event a payment period straddles two consecutive calendar years, the payment shall be made in the later of such calendar years and (ii) no compensation that is payable upon a Participant’s termination of employment or service shall be paid unless the Participant’s termination of employment or service constitutes a Separation from Service from the Company. If a Participant is deemed at the time of the Participant’s separation from service to be a “specified employee” for purposes of Code Section 409A(a)(2)(B)(i), to the extent delayed commencement of any portion of the compensation to which the Participant is entitled under an Award is required in order to avoid a prohibited distribution under Code Section 409A(a)(2)(B)(i) (any such delayed commencement, a “Payment Delay”), such compensation shall not be provided to the Participant prior to the earlier of (x) the expiration of the six-month period measured from the date of the Participant’s Separation from Service with the Company or (y) the date of the Participant’s death. Upon the earlier of such dates, all payments deferred pursuant to the Payment Delay shall be paid in a lump sum to the Participant, and any remaining compensation due under the Award Agreement shall be paid or provided as otherwise set forth therein. The determination of whether a Participant is a “specified employee” for purposes of Code Section 409A(a)(2)(B)(i) as of the time of the Participant’s Separation from Service from the Company shall be made by the Company in accordance with the terms of Section 409A (including without limitation Treasury Regulation Section 1.409A-1(i) and any successor provision thereto).

13.14 SECTION 83(i) OF THE CODE. No Section 83(i) election will be permitted with respect to Awards granted pursuant to the Plan.

13.15 SPECIAL PROVISIONS FOR CALIFORNIA SECURITIES LAWS. To the extent necessary to comply with California securities laws, the additional provisions of Exhibit A shall apply.

To signify the adoption of this Plan, the Company has caused this Plan document to be executed by a duly authorized officer or representative of the Company as of the Effective Date.

BOXABL INC.

By:
Name:	Paolo Tiramani
Its:	President

Exhibit A

Provisions Intended to Comply with California Securities Laws

13.16	SHARE RESERVE LIMITATION. To the extent required by Section 260.140.45 of Title 10 of the California Code of Regulations, the total number of shares of Stock issuable upon exercise of all outstanding Options and the total number of shares of Stock provided for under any stock bonus or similar plan of the Company shall not exceed the applicable percentage as calculated in accordance with the conditions and exclusions of Section 260.140.45 of Title 10 of the California Code of Regulations, based on the shares of Stock of the Company that are outstanding at the time the calculation is made.

13.17	INFORMATION OBLIGATION. To the extent required by Section 260.140.46 of Title 10 of the California Code of Regulations, the Company shall deliver financial statements to Participants at least annually. This Section 13.17 shall not apply to key persons whose duties in connection with the Company assure them access to equivalent information.